EXHIBIT 5.1

October 7, 2004

Tut Systems, Inc.
6000 SW Meadows Road
Lake Oswego, OR 97035

  Re:
  Registration Statement on Form S-3

Dear Ladies and Gentlemen:

        We are acting as counsel for Tut Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 4,600,000 shares (the "Shares") of Common Stock, $0.001 par value per share, of the Company.

        In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the certificate of incorporation and bylaws of the Company as amended and now in effect, proceedings of the board of directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        We are members of the Bar of the State of California, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.

Sincerely,
/s/ WILSON SONSINI GOODRICH & ROSATI
WILSON SONSINI GOODRICH & ROSATI Professional Corporation